UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Ave., Suite 100 Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 346-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2025, Xponential Fitness, Inc. (the “Company”) and certain of the Company’s domestic subsidiaries entered into an eighth amendment (the “Amendment”) to its existing financing agreement dated as of April 19, 2021, as previously amended by the first amendment thereto dated as of July 27, 2021, the second amendment thereto dated as of October 8, 2021, the third amendment thereto dated as of September 30, 2022, the fourth amendment thereto dated as of January 9, 2023, the fifth amendment thereto dated as of August 3, 2023, the sixth amendment thereto dated as of February 13, 2024 and the seventh amendment dated as of August 23, 2024, with Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders party thereto, including certain entities affiliated with MSD Partners (together with the Amendment, the “Credit Agreement”).

The Amendment extends the final maturity date under the Credit Agreement to August 1, 2027 (the “Final Maturity Date”) and provides for, among other things, additional term loans in an aggregate principal amount of $10 million (the “Eighth Amendment Incremental Term Loans”), the proceeds of which will be used for general corporate purposes, including working capital, lease liabilities, and legal expenses arising from previously disclosed regulatory matters. Under the terms of the Amendment, the Company must maintain a consolidated EBITDA of at least $100 million as of the end of each fiscal quarter on and following the date of the Amendment. Further, the Amendment limits addbacks for non-recurring legal fees, costs, expenses and charges in relation to regulatory and special committee matters incurred between January 1, 2024 and March 31, 2025 to $30 million in the aggregate, and non-recurring gross legal fees, costs, expenses and charges incurred between April 1, 2025 and March 31, 2026 to $1 million in the aggregate per month. The Amendment also provides for an upfront fee equal to 3% of the (a) aggregate principal amount of term loans outstanding as of the amendment date and (b) the Eight Amendment Incremental Term Loans funded on the funding date, which will be capitalized and added to the outstanding loan principal, and an exit fee of approximately $7.25 million payable upon the earlier of the Final Maturity Date or the date all loans under the Credit Agreement have been repaid or prepaid.

The above disclosure is a summary and qualified in its entirety by the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, pursuant to the rules and regulations of the Securities and Exchange Act of 1934, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPONENTIAL FITNESS, INC.

Date: March 17, 2025	By:	/s/ John Meloun
	Name:	John Meloun
	Title:	Chief Financial Officer